UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2023 (June 1, 2023)

DuPont de Nemours, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38196	81-1224539
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

974 Centre Road,	Building 730	Wilmington,	Delaware	19805
(Address of Principal Executive Offices)				(Zip Code)

(302) 295-5783
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
As previously reported in the registrant’s periodic filings under the Exchange Act, each of The Chemours Company (“Chemours”), DuPont de Nemours, Inc. (the “Company” or “DuPont”), Corteva, Inc. (“Corteva”), amongst other defendants, is a party to lawsuits involving PFAS-related drinking water claims related to the use of aqueous film-forming (“AFFF”) foam. Most of these lawsuits have been consolidated in multi-district litigation (“AFFF MDL”) in the United States District Court for the District of South Carolina (the “Court”). For purposes of this current report on Form 8-K, PFAS refers to per- or polyfluoroalkyl substances, which include perfluorooctanoic acids and its ammonium salts (“PFOA”) and HFPO-DA, among a broad range of organic substances.

On June 1, 2023, Chemours, DuPont and Corteva (collectively, the “Companies”) reached an agreement in principle with plaintiffs’ counsel in the AFFF MDL to comprehensively resolve all PFAS-related claims of a defined class of public water systems, which includes water systems that are not party to the AFFF MDL, that serve the vast majority of the United States population. The proposed class is composed of all Public Water Systems, as defined in 42 U.S.C § 300f, with a current detection of PFAS and all Public Water Systems that are currently required to monitor for PFAS under the EPA’s Fifth Unregulated Contaminant Monitoring Rule (“UCMR 5”) or other applicable federal or state law. The class does not include water systems owned and operated by a State or the United States government; small systems that have not detected PFAS and are not currently required to monitor for it under federal or state requirements; and, unless they otherwise request to be included, water systems in the lower Cape Fear River Basin of North Carolina. On June 2, 2023, the Companies issued a joint press release announcing the agreement in principle. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The total settlement amount is $1.185 billion in cash, which the Companies will collectively contribute to a Qualified Settlement Fund (the “Water District Settlement Fund”). The amount that each of the Companies will contribute to the Water District Settlement Fund will be determined in accordance with the previously disclosed, binding memorandum of understanding between the Companies entered on January 22, 2021 (the “2021 MOU”) with Chemours contributing 50 percent (about $592 million), and DuPont (about $400 million) and Corteva (about $193 million) together contributing the remaining 50 percent. The parties expect to utilize the 2021 MOU escrow account balance, among other sources, to make their respective contributions to the Water District Settlement Fund.

The settlement is subject to Court approval. To effect the terms of the agreement in principle, the parties have agreed that within the quarter ended June 30, 2023, they will finalize and submit to the Court for preliminary approval a definitive agreement, together with a motion seeking certification of the proposed settlement class. The definitive agreement will address the timing and logistics of the settlement payment and conditions under which the settlement might not proceed. The parties have agreed that the conditions to termination will include a walk-away right that enables the Companies to terminate the settlement if more than a confidential, agreed number of class members opt out. Within ten business days following the Court’s preliminary approval of the settlement, which is expected within two months of the submission of the definitive agreement to the Court, the Companies will fund the settlement in full and deposit the settlement amount into the Water District Settlement Fund. Final Court approval of the settlement is expected no sooner than six months after preliminary approval. As part of the approval process, the Court will establish a timetable for notice to class members, for hearings on approval, and for class members to opt out of the settlement. A court-appointed claims administrator, under the oversight of a court-appointed special master, will be responsible for the management, allocation and distribution of the water district settlement fund. Class counsel, subject to the Companies’ consent, will nominate the persons who, if approved by the Court, will serve as claims administrator and special master.

The Companies will continue to vigorously defend against claims that are not part of the settlement, including those pending in the AFFF MDL or in other courts.

Cautionary Statement About Forward-Looking Statements
This current report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “estimate”, “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the agreement in principle announced on June 2, 2023 to comprehensively resolve all PFAS-related drinking water claims of a defined class of public water systems that serve the vast majority of the United States population. Factors that could cause or contribute to these differences include, but are not limited to: the achievement, terms and conditions of a final settlement; the outcome of any pending or future litigation related to PFAS or PFOA, including personal injury claims and natural resource damages claims; the extent and cost of ongoing remediation obligations and potential future remediation obligations; changes in laws and regulations applicable to PFAS chemicals; the level of opt-out exclusions from the settlement. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Further lists and descriptions of risks and uncertainties can be found in DuPont’s annual report on Form 10-K for the year ended December 31, 2022, and its subsequent reports on Form 10-Q, Form 10-K and Form 8-K, the contents of which are not incorporated by reference into, nor do they form part of, this announcement. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. DuPont does not assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
99.1	Joint press release issued by The Chemours Company, DuPont de Nemours, Inc. and Corteva, Inc. on June 2, 2023 announcing an agreement in principle to comprehensively resolve all PFAS-related claims of a defined class of public water systems that serve the vast majority of the United States population.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT DE NEMOURS, INC.
Registrant

Date:	June 2, 2023	By:	/s/ ERIK T. HOOVER
		Name:	Erik T. Hoover
		Title:	Senior Vice President and General Counsel